Exhibit 99.1

Vanda Pharmaceuticals Wins Key U.S. Supreme Court Patent Ruling on Fanapt®

WASHINGTON – January 13, 2020 – Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) announced today that the U.S. Supreme Court has denied the petition for a writ of certiorari filed by West-Ward Pharmaceuticals (West-Ward), a subsidiary of Hikma Pharmaceuticals, relating to Vanda’s U.S. Patent number 8,586,610 (the ‘610 Patent) for Fanapt®. This order by the U.S. Supreme Court ensures that the ‘610 patent will remain exclusive at least through November 2, 2027, absent further challenges from other parties.

By denying the petition for a writ of certiorari, the Supreme Court leaves undisturbed the U.S. Court of Appeals for the Federal Circuit decision that West-Ward’s Abbreviated New Drug Application for iloperidone infringed the ‘610 Patent, and that West-Ward had not proven the ‘610 Patent invalid.

“We are pleased the U.S. Supreme Court denied certiorari and that the Federal Circuit’s decision stands,” said Mihael H. Polymeropoulos, M.D., Vanda’s President and CEO. “Upholding our Fanapt® invention validates our approach to innovation, and enables us to continue investing in important, life-changing discoveries.”

About Vanda Pharmaceuticals Inc.

Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com

About Fanapt®

For full U.S. Prescribing Information for Fanapt®, including indication, Boxed Warnings and Important Safety Information, visit our Web site at www.fanapt.com.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Various statements in this release, including, but not limited to, the statement concerning the duration of patent exclusivity for the ‘610 Patent, are “forward-looking statements” under the securities laws. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, Vanda’s assumptions regarding the duration of exclusivity for the ‘610 Patent and the likelihood of additional challenges and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2018 and quarterly report on Form 10-Q for the quarter ended September 30, 2019, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2019, to be filed with the SEC in the first quarter of 2020. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Contact:

AJ Jones II

Chief Corporate Affairs and Communications Officer

Vanda Pharmaceuticals Inc.

202-734-3400

pr@vandapharma.com

Elizabeth Van Every

Head of Corporate Affairs

Vanda Pharmaceuticals Inc.

202-734-3400

pr@vandapharma.com

SOURCE Vanda Pharmaceuticals Inc.